Exhibit 10.2

Aware, Inc.

PERFORMANCE SHARE AWARD AGREEMENT

This Agreement (“Agreement”) is entered into as of September 19, 2019 by and between Aware, Inc. (the “Company”) and Robert A. Eckel (the “Grantee”). This Agreement is and shall be subject in every respect to the provisions of the Company’s 2001 Nonqualified Stock Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference and made a part hereof. The Grantee acknowledges that this Agreement shall be subject to all the terms and provisions of the Plan and agrees that (a) in the event of any conflict between the terms hereof and those of the Plan, the latter shall prevail, and (b) all decisions under and interpretations of the Plan by the Board or the Committee shall be final, binding and conclusive upon the Grantee and his heirs and legal representatives.

For valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.       Grant of Shares. Upon the execution of this Agreement, the Company shall issue to the Grantee, in consideration of the Grantee’s service to the Company, subject to the terms and conditions set forth in this Agreement, 20,000 shares of common stock, $0.01 par value per share, of the Company. Such shares, together with any securities of the Company that may be issued in exchange for or in respect of the shares, whether by way of stock split, stock dividend, combination of shares, reclassification, recapitalization, reorganization or any other means, shall be referred to herein as the “Shares.”

2.       Forfeiture of Unvested Shares. In the event that the Grantee ceases to serve as a director, an officer or an employee of the Company or any subsidiary of the Company for any reason or no reason, with or without cause (“Termination”), all of the Shares that have not become “Vested Shares” as of the date of Termination in accordance with the vesting schedule set forth in Exhibit A hereto (any such shares, “Unvested Shares”) and all rights therein shall immediately be transferred to the Company pursuant to Section 3 below, and as of the date of Termination the Grantee shall have no further rights with respect to such Shares.

3.       Transfer of Unvested Shares to the Company.

(a)       The Grantee acknowledges and agrees that any certificate or other document evidencing any Shares shall be held by the Company until such Shares become Vested Shares. Promptly after any Shares become Vested Shares, the Company shall issue to the Grantee a certificate or other document evidencing such Vested Shares. The Grantee shall execute and deliver to the Company such number of stock assignments as and when the Company shall request, duly endorsed in blank, in the form requested by the Company. Upon Termination, the Unvested Shares shall be transferred to the Company, and the certificates or other documents evidencing the Unvested Shares shall be cancelled.

(b)       From and after the date of Termination, the Company shall not pay any dividend to the Grantee on account of such Unvested Shares or permit the Grantee to exercise any of the privileges or rights as a stockholder with respect to the Unvested Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Unvested Shares.

(c)       No amount shall be payable to the Grantee with respect to Unvested Shares transferred to the Company pursuant to this Section 3.

4.       Restrictions on Transfer of Unvested Shares. The Grantee shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, voluntarily or involuntarily, by operation of law or otherwise (collectively “Transfer”) any Unvested Shares or any interest therein, except for Transfers to the Company pursuant to Section 3.

5.       Effect of Prohibited Transfer. The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

6.       Restrictive Legend. All certificates representing Shares shall bear a legend which refers to the restrictions imposed by this Agreement and the Plan and any applicable state or federal securities laws or regulations, and which legend is otherwise in such form as the Company may deem appropriate.

7.       Adjustments for Recapitalizations and Other Transactions. The Shares issued pursuant to this Agreement shall be subject to adjustment upon recapitalizations or other transactions pursuant to the provisions of Section 3 of the Plan.

8.       Taxes. The Grantee understands and agrees that he will be fully liable for any federal, state or local taxes of any kind owed by him with regard to issuance of the Shares, whether owed at the time of transfer pursuant to the Grantee having made an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (an “83(b) Election”), or at the time that the Shares vest pursuant to the vesting schedule set forth at Exhibit A hereto.

The Grantee shall, no later than the date as of which the value of any Shares first becomes includable in the gross income of the Grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income. The Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee. The Grantee may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from the Shares a number of shares with an aggregate Fair Market Value (as defined in the Plan, and determined of the date the withholding is effected) that would satisfy the withholding amount due with respect to such Shares or (ii) delivering to the Company a check that would satisfy the withholding amount due.

9.       83(b) Election. The Grantee understands that it shall be his decision whether to make an 83(b) Election with respect to the Shares, and that if he chooses to make such election, it must be made within 30 days of the date of execution of this Agreement. The filing of a Section 83(b) election is solely the Grantee’s responsibility, and if the Grantee chooses to make such an election with respect to issuance of the Shares, he must provide a copy of such election to the Company.

10.       Miscellaneous.

(a)       Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Grantee.

(b)       All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

(c)       This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

(d)       This Agreement is executed in two (2) counterpart originals, one (1) to be retained by the Grantee and one (1) to be retained by the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as an agreement under seal as of the date first written above.

Aware, Inc.
40 Middlesex Turnpike
Bedford, MA 01730

By:
Title:

GRANTEE

Name: Robert A. Eckel

Address:

Exhibit A

Vesting Schedule

The Shares shall vest in full and become “Vested Shares” if the Grantee is serving as a director, officer or employee of the Company or any subsidiary of the Company on March 19, 2020.

In addition, the Company and the Grantee have entered into an Employment Agreement dated as of September 17, 2019, which provides for accelerated vesting of some or all of the Shares under certain circumstances as set forth in such Employment Agreement.